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                                                                       EXHIBIT 5


                                Quarles & Brady
                           411 East Wisconsin Avenue
                           Milwaukee, WI 53202-4497



                                 March 6, 1998



Applied Power Inc.
13000 West Silver Spring Drive
Butler, WI 53007-1093

Ladies and Gentlemen:

     We are providing this opinion in connection with the Registration Statement of Applied Power Inc. (the "Company") on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering on a delayed basis pursuant to Rule 415 under the Act, of (i) one or more series of the Company's unsecured debt securities (the "Debt Securities") and/or (ii) shares of the Company's Class A Common Stock, par value $.20 per share (the "Shares" and, together with the Debt Securities, the "Securities"), for an aggregate initial offering price not to exceed $300,000,000.

     We have examined (i) the Registration Statement; (ii) the Company's Restated Articles of Incorporation and Amended and Restated Bylaws, as amended to date; (iii) the proposed form of Indenture for Debt Securities (including, as exhibits, proposed forms of Registered Security and Bearer Security thereunder) from the Company to The First National Bank of Chicago, as Trustee (the "Indenture"), providing for the issuance of the Debt Securities from time to time in one or more series pursuant to the terms of one or more Securities Resolutions (as defined in the Indenture) or supplemental indentures creating such series; (iv) corporate proceedings of the Company relating to the Registration Statement, the Indenture and the transactions contemplated thereby; and (v) such other documents, and such matters of law, as we have deemed necessary in order to render this opinion.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the terms of each particular issue of Securities offered and the terms of the offering thereof;
(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and
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Applied Power Inc.
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March 6, 1998


in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended, and will have been duly authorized, executed and delivered by the Company and the Trustee; and (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

     On the basis of and subject to the foregoing, we advise you that, in our opinion:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.

     2. With respect to each series of Debt Securities to be issued under the Indenture, when (a) the Board of Directors of the Company or any duly authorized committee thereof (the "Board") has taken all necessary further action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (b) the Securities Resolution or supplemental indenture setting forth the terms of such series shall have been duly adopted, or duly executed and delivered by the Company and the Trustee, as the case may be; and
          (c) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the applicable Securities Resolution or supplemental indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be valid and binding obligations of the Company, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture relating to such series.

     3. With respect to each offering of the Shares, when (a) the Board has taken all necessary further action to approve the issuance of such Shares, the terms of the offering thereof and related matters; and (b) such Shares have been duly issued in accordance with such authorization and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Shares will be validly issued, fully paid and nonassessable by the Company, subject to the personal liability which
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Applied Power Inc.
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March 6, 1998


          may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case. Although Section 180.0622(2)(b) provides that such personal liability of shareholders shall be "to an amount equal to the par value of shares owned by them respectively, and to the consideration for which their shares without par value was issued," the Wisconsin Supreme Court, by a split decision without a written opinion, has affirmed a judgment holding shareholders of a corporation liable under the substantially identical predecessor statute in effect prior to January 1, 1991 (Section 180.40(6)) for unpaid employee wages to an amount equal to the consideration for which their par value shares were issued rather than the shares' lower stated par value. Local 257 of Hotel and Restaurant Employees and Bartenders International Union v. Wilson Street East Dinner Playhouse, Inc., 126 Wis. 2d 284, 375 N.W.2d 664 (1985) (affirming the 1983 decision of the Circuit Court for Dane County, Wisconsin, in Case No. 82-CV-0023).

     Anthony W. Asmuth III, a partner in our firm, is Corporate Secretary of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Certain Legal Matters" in the Prospectus constituting a part thereof. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Quarles & Brady

                                       QUARLES & BRADY